Exhibit 1.02

Articles of Incorporation of NVS Acquisition Corp., filed March 1, 2006

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0148902006-5
Document Number: 20060129999-27

Date Filed: 3/1/2006 2:31:02 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: NVS Acquisition Corp.

2. Resident Agent Name and Street Address:
National Corporate Research, Ltd.
Name
202 South Minnesota Street, Carson City, NEVADA 89703
Street Address, City, Zip Code
Optional Mailing Address, City, State, Zip Code

3. Shares:
Number of shares with par value: ______ Par value: $______ Number of shares without par value: 75,000

4. Names & Addresses of Board of Directors/Trustees:
1. Harry Jose
Name
9811 Independence Avenue, Chatsworth, CA 91311
Street Address, City, State, Zip Code
2. ______
Name
Street Address, City, State, Zip Code
3. ______
Name
Street Address, City, State, Zip Code

5. Purpose: The purpose of this Corporation shall be:
To transact any and all lawful business for which corporations may be incorporated under the Nevada Revised Statutes.

6. Names, Address and Signature of Incorporator:
Robert F. Mechur, Esq.
Name
Signature
2400 Chase Square, Rochester, NY 14604
Address, City, State, Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
Theresa M. Lenna 3/1/06
Authorized Signature of R.A. or On Behalf of R.A. Company Date